UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2023

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

782-925-1700
(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 below related to the Appointment of Chief Executive Officer and Employment Agreement with the Chief Executive Officer is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The discussion under Item 5.02 below related to Option Grants is incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

2023 Omnibus Equity Incentive Plan

On January 3, 2023, the Board of Directors of the Company approved and adopted the Netcapital Inc., 2023 Omnibus Equity Incentive Plan (the “2023 Plan”), subject to the approval of the 2023 Plan by the Company’s stockholders. The material terms of the 2023 Plan are set forth below. The description below of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Purposes

The purposes of the 2023 Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

Shares Available

The total number of Shares of Common Stock authorized for issuance under the 2023 Plan is (i) 2,000,000 Shares of

Common Stock plus (ii) an annual increase on the first day of each calendar year beginning with May 1, 2024 and ending with the last May 1 during the initial ten-year term of the 2023 Plan, equal to the lesser of (A) five percent (5%) of the Shares of Common Stock outstanding (on an as-converted basis, which shall include Shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Shares of Common

Stock, including without limitation, preferred stock, warrants and employee options to purchase any Shares of

Common Stock) on the final day of the immediately preceding calendar year and (B) such lesser number of Shares of Common Stock as determined by the Board; provided, that, Shares of Common Stock issued under the 2023 Plan with respect to an Exempt Award shall not count against such share limit.

No more than 2,000,000 Shares, and as increased on an annual basis, on the first day of each calendar year beginning with May 1, 2024 and ending with the last May 1 during the initial ten-year term of the Plan, by the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis, which shall include Shares of Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of Common Stock, including without limitation, preferred stock, warrants and employee options to purchase any shares of Common Stock) on the final day of the immediately preceding calendar year; (B) 300,000 shares of Common Stock, and (C) such lesser number of shares of Common Stock as determined by the Board, shall be issued pursuant to the exercise of ISOs.

As of January 3, 2023, 2,000,000 Shares of Common Stock represents approximately 34.1% of our Common Stock outstanding. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the 2023 Plan.

Administration

The 2023 Plan will be administered by the Board or a committee to which the Board delegates such responsibility (the “Administrator”). The 2023 Plan will be administered by the Administrator in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Administrator may interpret the 2023 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2023 Plan. The 2023 Plan permits the Administrator to select the eligible recipients who will receive awards (“Awards”), to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, to determine the terms and conditions of written instruments evidencing such awards (an “Award Agreement”) and to amend the terms and conditions of outstanding awards.

Eligibility

Employees, directors and independent contractors of the Company or any of its affiliates of the Company will be eligible to receive Awards under the 2023 Plan, subject to certain limitations to avoid accelerated taxation and/or tax penalties under Section 409A of the Code. The participants in the 2023 Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as eligible recipients.

Consideration for Awards

The purchase price for any Award granted under the 2023 Plan or the Common Stock to be delivered pursuant to any such Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

●	services rendered by the recipient of such Award;
●	cash, check payable to the order of the Company, or electronic funds transfer;
●	notice and third party payment in such manner as may be authorized by the Administrator;
●	the delivery of previously owned and fully vested Shares of Common Stock;
●	by a reduction in the number of Shares otherwise deliverable pursuant to the Award; or
●

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

Awards

The 2023 Plan permits the grant of: (a) stock options, which may be intended as incentive stock options (“ISOs”) or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) restricted stock units; (e) cash incentive awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire Shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

Adjustments

To the extent necessary to preserve the economic intent of an Award or of the 2023 Plan, following a “Change in Capitalization”, such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. A “Change in Capitalization” means any of the following: (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment would be appropriate.

Options

Options granted under the 2023 Plan shall be designated as nonqualified stock options or ISOs. Each participant (“Participant”) who is granted an option (“Option”) shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price (as defined in the 2023 Plan) of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a nonqualified stock option (and in the event the Award Agreement has no such designation, the Option shall be a nonqualified stock option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. The Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. The Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

Notwithstanding anything to the contrary in the 2023 Plan, if an ISO is granted to a participant who owns Shares representing more than ten percent (10%) of the voting power of all classes of Shares of the Company at the time of grant, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of the 2023 Plan.

Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Stock Appreciation Rights

The Administrator will be authorized to award SARs under the 2023 Plan. SARs will be subject to the terms and conditions established by the Administrator and reflected in the Award Agreement. A SAR is a contractual right that allows a participant to receive, in the form of either cash, Shares or any combination of cash and Shares, the appreciation, if any, in the value of a Share over a certain period of time. An option granted under the 2023 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs.

Restricted Stock and Restricted Stock Units (RSUs)

The Administrator will be authorized to award restricted stock or RSUs under the 2023 Plan. Awards of restricted stock and RSUs will be subject to the terms and conditions established by the Administrator at its sole discretion.

Other Stock-Based Awards

Other Stock-Based Awards may be issued under the 2023 Plan. Subject to the provisions of the 2023 Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. An example of an Other Stock-Based Award is a performance bonus payable as Company Common Stock.

Change in Control

In the event that a change in control occurs, as defined in the 2023 Plan to include, among other things, the acquisition by a person of more than 50% of the voting power of the Company, the Administrator may, at its sole discretion, modify any unvested and un-exercisable portion of any Award to make it fully vested and exercisable.

Amendment and Termination

The Board may amend, alter or terminate the 2023 Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a participant under any Award theretofore granted without such participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other applicable law.

The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is filed as Exhibit 10.1 to this Quarterly Report on Form 10-Q and is incorporated herein by reference.

 Resignation of Chief Executive Officer

On January 3, 2023, Cecilia Lenk resigned as Chief Executive Officer of the Company. Her resignation was not because of any disagreements with the Company on matters relating to its operations, policies and practices. Ms. Lenk will continue to serve as a director and will also serve as CEO of Netcapital Advisors Inc., the Company’s wholly owned subsidiary.

Appointment of Chief Executive Officer and Employment Agreement with the Chief Executive Officer

On January 3, 2023, the Company’s Board appointed Martin Kay to serve as Chief Executive Officer to fill the vacancy created by Ms. Lenk’s resignation. Mr. Kay currently serves as a director of the Company.

In connection with Mr. Kay’s employment as Chief Executive Officer, the Company entered into an Employment Agreement with Mr. Kay (the “Employment Agreement”) on January 3, 2023. Under the Employment Agreement, Mr. Kay is eligible to:

(a) receive an annual base salary of $300,000;

(b) receive an option grant to purchase 100,000 fully vested Shares of the Company pursuant to the 2023 Plan and an option grant to purchase 1,000,000 Shares of the Company, which vest monthly over four (4) years pursuant to an option award agreement, described below, and in each case subject to the 2023 Plan;

(b) receive periodic bonuses or additional salary in the discretion of the Board or compensation committee;

(c) receive .005 time of gross revenue paid in cash annually so long as the Company reports positive earnings after the bonus is paid;

(d) participate in the Company’s fringe benefits, health and welfare plans, and pension and/ or profit sharing plans provided to executives;

(e) receive reimbursement for all reasonable business expenses;

(f) receive sick leave, sick pay, and disability benefits in accordance with Company policy;

The Employment Agreement, which has a three-year term, may be terminated upon the occurrence of the death of Mr. Kay, at any time by Mr. Kay, by the Company due to disability, by the Company for “cause”, and by Mr. Kay for “good reason”. The Employment Agreement also contain provisions regarding, among other things, a six (6)-month non-competition provision, confidential information, governing law, and covenants governing Mr. Kay’s conduct.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Set forth below is the biographical information of Mr. Kay, age 58, as required by Item 41 of Regulation S-K

Martin Kay was appointed as Chief Executive Officer of the Company on January 3, 2023 and has served as a Director of the Company since May 2022. Mr. Kay is currently a Managing Director at Accenture Strategy, a position he has held since October 2015. Mr. Kay holds a BA in physics from Oxford University and an MBA from Stanford University Graduate School of Business. Mr. Kay is an experienced C-suite advisor and digital media entrepreneur, working at the intersection of business and technology. His experience includes oversight of our funding portal when he served on the board of managers of Netcapital Systems LLC from 2017 – 2021.

Option Grants

In connection with the Employment Agreement with Martin Kay described above, on January 3, 2023, the Company granted Mr. Kay non-qualified stock options under the 2023 Plan to purchase one-million (1,000,000) shares (“Shares”) of the Company’s common stock (“Common Stock”) at an exercise price of $1.43 per share, subject to the approval of the 2023 Plan by the Company’s stockholders]. The options vest and become exercisable in 48 equal monthly installments. The issuance was exempt under Section 4(a)(2) of the Securities Act of the 1933, as amended.

On January 3, 2023, Company granted non-qualified stock options to purchase 200,000 Shares of the Company’s Common Stock to each of Jason Frishman, Coreen Kraysler and Paul Riss (600,000 Shares total), under the 2023 Plan at an exercise price of $1.43 per Share, subject to the approval of the 2023 Plan by the Company’s stockholders. These options vest and become exercisable in 48 equal monthly installments. These issuances were exempt under Section 4(a)(2) of the Securities Act of the 1933, as amended.

Each of the options referenced above were issued pursuant to a stock option agreement, the form of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

10.1	Netcapital Inc 2023 Omnibus Equity Incentive Plan
10.2	Employment Agreement with Martin Kay dated January 3, 2023
10.3	Form of Stock Option Agreement
99.1	Press Release dated January 4, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: January 5, 2022	By:	/s/ Coreen Kraysler
Coreen Kraysler
Chief Financial Officer